UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2017

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Senior Secured Credit Facility

On May 23, 2017, Digital Turbine, Inc. (“Digital Turbine,” “we” or the “Company”) entered a Business Finance Agreement (the “Credit Agreement”) with Western Alliance Bank (the “Bank”). The Credit Agreement provides for a $5 million total facility. Fifty percent of the availability of the total facility is subject to EX-IM Bank approval.

The amounts advanced under the Credit Agreement mature in two (2) years, and accrue interest at the following rates and bear the following fees:

(1) Wall Street Journal Prime Rate + 1.25% (currently approximately 5.25%), with a floor of 4.0%.

(2) Annual Facility Fee of $45,500.

(3) Early termination fee of 0.5% if terminated during the first year.

The obligations under the Credit Agreement are secured by a perfected first position security interest in all assets of the Company and its subsidiaries, subject to partial (65%) pledges of stock of non-US subsidiaries. The Company’s subsidiaries Digital Turbine USA and Digital Turbine Media are co-borrowers.

In addition to customary covenants, including restrictions on payments (subject to specified exceptions), and restrictions on indebtedness (subject to specified exceptions), the Credit Agreement requires the Company to comply with the following financial covenants, measured on a monthly basis:

(1) Maintain a Current Ratio of at least 0.65, defined as unrestricted cash plus accounts receivable, divided by all current liabilities.

(2) Revenue must exceed 85% of projected quarterly revenue.

The Credit Agreement requires that at least two-thirds (2/3rds) of the holders of the Company’s 8.75% Convertible Notes due 2020 (“Notes”) issued under its September 28, 2016 Indenture, with US Bank as trustee, as amended (the “Indenture”) at all times be subject to subordination agreements with the Bank, which were obtained in connection with the solicitation of consents for the Second Supplemental Indenture described below.

The Credit Agreement contains other customary covenants, representations, indemnities and events of default.

The Company’s unaudited cash and cash equivalents as of March 31, 2017 were $6.1 million, with current assets of $23.7 million and current liabilities of $30.8 million.

The Company intends to use the proceeds of the Credit Agreement for working capital purposes.

Second Supplemental Indenture and Warrant Amendment.

The Company obtained the consent of the holders of at least two-thirds (2/3rds) of the Notes, which were held by a small number of institutional investors, in order to obtain a waiver of the covenant in the Indenture regarding incurrence of secured debt. In consideration for such consents, the Company entered into a Second Supplemental Indenture, dated May 23, 2017 (the “Supplemental Indenture”) to the Indenture, and also entered into a First Amendment, dated May 23, 2017 (the “Warrant Amendment”) to the Warrant Agreement , dated September 28, 2016, with US Bank as warrant agent (the “Warrant Agreement”), related to the Warrants that were issued in connection with the Notes in September 2017.

The principal changes effected by the Supplemental Indenture are as follows:

From and after the determination of the Measured Price (as defined below), the Conversion Rate (as defined in the Indenture) of the Notes shall be adjusted to be equal to $1,000 divided by the Measured Price, subject to adjustment as set forth in the Indenture.

“Measured Price” means the dollar amount calculated as follows: (A) If the sum of (i) the simple average of the Daily VWAP (as defined in the Indenture) for the Company’s Common Stock for all of the consecutive VWAP Trading Days (as defined in the Indenture) that occur during a measurement period (essentially, the period between the 90th and 120th days after the effective date of the Second Supplemental Indenture) plus (ii) ten percent (10%) of the amount determined under clause (i) (the “Measured Sum”) is greater than or equal to $1.00 but less than or equal to $1.364 (which is the original conversion price of the Notes immediately prior to the Second Supplemental Indenture and at original issuance), then the Measured Price shall be the Measured Sum; (B) if the Measured Sum is less than $1.00, then the Measured Price shall be $1.00; and (C) if the Measured Sum is greater than $1.364, then the Measured Price shall be $1.364.

The principal changes effected by the Warrant Amendment are as follows:

From and after the determination of the Measured Price (as defined in the same manner as described above), the Exercise Price (as defined in the Warrant Agreement) shall be adjusted to be equal to such Measured Price, subject to adjustment as set forth in the Warrant Agreement.

Accordingly, the Company expects to determine the changes, if any, to the Conversion Rate of the Notes and the Exercise Price of the Warrants by the end of September 2017. The Company currently intends to announce any such changes by a Current Report on Form 8-K. Depending on the resulting Measure Price, the number of shares of Common Stock issuable under the Notes and Warrants could be increased. An issuance cap of 19.9% applies to any such increase, however the Company is obligated to seek stockholder approval so that such cap, if approval is obtained, would not then apply.

The foregoing summaries of the Credit Agreement, Second Supplemental Indenture and Warrant Amendment are subject to, and qualified in its entirety by, the full text of such documents, which have been filed as exhibits hereto.

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Item 1.01 and the related exhibits under “Senior Secured Credit Facility” regarding cash, current assets and current liabilities as of March 31, 2017 is deemed incorporated into this Item by reference. In accordance with General Instruction B.2 of Form 8-K, such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 and the related exhibits under “Senior Secured Credit Facility” is deemed incorporated into this Item by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 and the related exhibits under “Second Supplemental Indenture and Warrant Amendment” is deemed incorporated into this Item by reference.

Item 3.03 Material Modification of Rights of Security Holders.

The information set forth in Item 1.01 and the related exhibits under “Second Supplemental Indenture and Warrant Amendment” is deemed incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of May 23, 2017
4.2	First Amendment to Warrant Agreement, dated as of May 23, 2017
10.1	Business Finance Agreement with Western Alliance Bank, dated as of May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2017

Digital Turbine, Inc.

Chief Executive Officer

/s/ William Stone
William Stone, Chief Executive Officer